Exhibit 5.1

Mourant Ozannes (Cayman) LLP 94 Solaris Avenue Camana Bay PO Box 1348 Grand Cayman KY1-1108 Cayman Islands T +1 345 949 4123 F +1 345 949 4647

Bit Origin Ltd

Genesis Building, 5th Floor

Genesis Close

George Town

PO Box 446

Grand Cayman KY1-1106

Cayman Islands

21 November 2022

Bit Origin Ltd (the Company)

We have acted as Cayman Islands legal advisers to the Company in connection with the Company's registration statement on Form F-3 filed on 21 November 2022 with the U.S. Securities and Exchange Commission (the Commission) under the U.S. Securities Act of 1933, as amended, relating to the offering of up to 14,198,327 ordinary shares in the Company of par value US$0.01 each issuable upon exercise of the senior secured convertible note and the warrant issued by the Company on 21 October 2022, pursuant to certain securities purchase agreement dated 21 October 2022 (the Offered Shares) (the Registration Statement, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) and the Company's preliminary prospectus dated 21 November 2022 included in the Registration Statement (the Prospectus) relating to the offering of the Offered Shares.

1.	Documents Reviewed

For the purposes of this opinion letter, we have examined a copy of each of the following documents:

(a)	the certificate of incorporation of the Company dated 23 January 2018 and the certificate of incorporation on change of name of the Company dated 29 April 2022 (the Certificates of Incorporation);

(b)	the amended and restated memorandum of association of the Company adopted by special resolution dated 13 September 2022 and the amended and restated articles of association of the Company adopted by special resolution dated 27 April 2022 (together, the M&A);

(c)	the Company's register of directors and officers that was provided to us by the Company (together with the M&A, the Company Records);

(d)	written resolutions of the board of directors of the Company passed on 21 October 2022 approving (among other things) the allotment of the Offered Shares (the Resolutions);

(e)	a certificate of good standing dated 15 November 2022, issued by the Registrar of Companies (the Registrar) in the Cayman Islands (the Certificate of Good Standing);

(f)	the Registration Statement; and

(g)	the Prospectus.

Mourant Ozannes (Cayman) LLP is a Cayman Islands limited liability partnership which was registered on 1 February 2022 on the conversion of the Cayman Islands firm of Mourant Ozannes to a limited liability partnership, pursuant to Part 6 of the Limited Liability Partnership Act (2021 Revision) of the Cayman Islands

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2.	Assumptions

The following opinions are given only as to, and based on, circumstances and matters of fact existing and known to us on the date of this opinion letter. These opinions only relate to the laws of the Cayman Islands which are in force on the date of this opinion letter. In giving these opinions we have relied upon the following assumptions, which we have not independently verified:

2.1	copies of documents or drafts of documents provided to us are true and complete copies of, or in the final forms of, the originals;

2.2	where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of the draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention;

2.3	the accuracy and completeness of all factual representations made in the documents reviewed by us;

2.4	the genuineness of all signatures and seals;

2.5	the Resolutions were duly passed, are in full force and effect and have not been amended, revoked or superseded;

2.6	there is nothing under any law (other than the laws of the Cayman Islands) which would or might affect the opinions set out below;

2.7	the directors of the Company have not exceeded any applicable allotment authority conferred on the directors by the shareholders;

2.8	upon issue of each Offered Share, the Company received or will receive (as applicable) in full the consideration for which the Company agreed to issue such Offered Share, which shall be equal to at least the par value thereof;

2.9	the validity and binding effect under the laws of the United States of America of the Registration Statement and the Prospectus and that the Registration Statement has been duly filed with the Commission;

2.10	each director of the Company (and any alternate director) has disclosed to each other director any interest of that director (or alternate director) in the transactions contemplated by the Registration Statement in accordance with the M&A;

2.11	the Company is not insolvent, will not be insolvent and will not become insolvent as a result of executing, or performing its obligations under the Registration Statement or the Prospectus and no steps have been taken, or resolutions passed, to wind up the Company or appoint a receiver in respect of the Company or any of its assets;

2.12	the Company Records were, when reviewed by us, and remain at the date of this opinion accurate and complete; and

2.13	the Company will have sufficient authorised but unissued share capital to issue each Offered Share.

3.	Opinion

Based upon the foregoing and subject to the qualifications set out below and having regard to such legal considerations as we deem relevant, we are of the opinion that:

3.1	The Company is incorporated under the Companies Act (as amended) of the Cayman Islands (the Companies Act), validly exists under the laws of the Cayman Islands as an exempted company and is in good standing with the Registrar. The Company is deemed to be in good standing on the date of issue of the Certificate of Good Standing if it:

(a)	has paid all fees and penalties under the Companies Act; and

(b)	is not, to the Registrar's knowledge, in default under the Companies Act.

3.2	The Certificate of Good Standing is evidence that the Company is in good standing on the date thereof. Under Cayman Islands law, good standing means that the Company has paid all fees and penalties under the Companies Act and is not, to the Registrar's knowledge, in default under the Companies Act.

3.3	Based solely on our review of the M&A, the authorised share capital of the Company is US$3,000,000 divided into 300,000,000 shares of a par value of US$0.01 each.

3.4	The issue and allotment of the Offered Shares has been duly authorised and when allotted, issued and paid for as contemplated in the Registration Statement and the Prospectus, the Offered Shares will be legally issued and allotted, fully paid and non-assessable. As a matter of Cayman Islands law, a share is only issued when it has been entered in the register of members (shareholders).

3.5	The statements under the caption "Cayman Islands Taxation" in the Prospectus, to the extent that they constitute statements of Cayman Islands law, are accurate in all material respects and that such statements constitute our opinion.

4.	Qualifications

Except as specifically stated herein, we make no comment with respect to any representations and warranties which may be made by or with respect to the Company in any of the documents or instruments cited in this opinion or otherwise with respect to the commercial terms of the transactions the subject of this opinion.

In this opinion the phrase non-assessable means, with respect to the Offered Shares, that a member shall not, solely by virtue of its status as a member, be liable for additional assessments or calls on the Offered Shares by the Company or its creditors (except in exceptional circumstances and subject to the M&A, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

5.	Consent

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name under the heading "Legal Matters" in the Registration Statement. In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully

/s/ Mourant Ozannes (Cayman) LLP

Mourant Ozannes (Cayman) LLP

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